Exhibit 99.1

Biomet announces conclusion of consultation process at Le Locle, Switzerland manufacturing facility
16 July, 2013--Biomet, Inc., a global leader in the manufacture of orthopaedic and biotechnology products, announced today that it will close its manufacturing facility in Le Locle, Switzerland, which employs approximately 230 workers. The facility will cease a majority of its production by June, 2014. Employees will be given appropriate notice, in compliance with applicable laws and no dismissals related to the plant closure will occur prior to June, 2014. Biomet intends to transfer the production to other facilities within its global manufacturing network and to other Biomet-certified sources.
The closure is in response to declining global prices for medical devices and a challenging economic environment, which necessitates that the Company continually and sustainably improves the cost-efficiency of its global manufacturing operations in the changing medical device market, and to ensure that the Company is able to cost-effectively provide the highest-quality products to healthcare professionals and their patients.
Where possible, the Company will explore other employment options for affected team members. In cases where other positions are not available, the Company intends to provide severance/social plan and outplacement assistance to support the team members in their transitions.
About Biomet
Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet's product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts
For further information contact Walter BRUDERER, Weber Shandwick Genève
wbruderer@webershandwick.com – Mobile: +41 (0)79 510 09 16
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate the Trauma Acquisition; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.